UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

Central Index Key Number of the issuing entity: 0002110410

Benchmark 2026-B42 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541502

Goldman Sachs Mortgage Company

Central Index Key Number of the sponsor: 0001577313

National Cooperative Bank, N.A.

Central Index Key Number of the sponsor: 0001549574

Barclays Capital Real Estate Inc.

Central Index Key Number of the sponsor: 0001685185

UBS AG

Central Index Key Number of the sponsor: 0000927971

Bank of Montreal

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-283864-04	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Columbus Circle, New York, New York	10019
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note.

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed on February 25, 2026, as amended by the Current Form on Form 8-K/A, dated and filed on March 16, 2026, with respect to Benchmark 2026-B42 Mortgage Trust. The purpose of this amendment is to make clerical revisions to the version of the agreement filed as Exhibit 4.1 to the Form 8-K. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

	4.1	Pooling and Servicing Agreement, dated as of March 1, 2026, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as a master servicer, National Cooperative Bank, N.A., as a master servicer, K-Star Asset Management, LLC, as a special servicer, National Cooperative Bank, N.A., as a special servicer, Computershare Trust Company, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Andrew Mullin
Name:	Andrew Mullin
Title:	Managing Director

By:	/s/ Matt Smith
Name:	Matt Smith
Title:	Director

Dated: April 15, 2026

BMARK 2026-B42 - Form 8-K/A